Delaware Group Equity Funds III
12/31/2007 N SAR

Exhibit List


Exhibit		Reference

77.D	Changes to policies with respect
to security investments incorporated into this filing by reference to a 497(e) filing which occurred on August 29, 2007 (SEC Accession
No. 0001137439-07-000426).